Exhibit 3.1

Emerald Holding, Inc.

Certificate of Designations

Series A Convertible Participating Preferred Stock

June 29, 2020

Table of Contents

		Page
Section 1.	Definitions	1
Section 2.	Rules of Construction	12
Section 3.	The Convertible Preferred Stock	12
(a)	Designation; Par Value	12
(b)	Number of Authorized Shares	12
(c)	Form, Dating and Denominations	13
(d)	Delay When Payment Date is Not a Business Day.	13
(e)	Register	14
(f)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	14
(g)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption	15
(h)	Status of Retired Shares	16
(i)	Replacement Certificates	16
(j)	Registered Holders	17
(k)	Cancellation	17
(l)	Shares Held by the Company or its Subsidiaries	17
(m)	Outstanding Shares	17
(n)	Notations and Exchanges	18
Section 4.	Ranking	18
Section 5.	Accreting Return	19
(a)	Generally	19
(b)	Participating Dividends	20
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	21
(a)	Generally	21
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	21
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock	21
(a)	No Right to Redeem Before the Redemption Trigger Date	21
(b)	Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date	22
(c)	Right to Redeem the Convertible Preferred Stock in the Event of a Change of Control before Redemption Trigger Date	22
(d)	Redemption Prohibited in Certain Circumstances	22
(e)	Redemption Date	22
(f)	Redemption Price	22
(g)	Redemption Notice	23
(h)	Payment of the Redemption Price	23
Section 8.	Right of Holders upon a Change of Control	23
(a)	Generally	23
(b)	Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions	24
(c)	Change of Control Repurchase Date	24

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(d)	Change of Control Repurchase Price	24
(e)	Change of Control Notice	25
(f)	Procedures to Exercise the Change of Control Repurchase Right	25
(g)	Payment of the Change of Control Repurchase Price	26
Section 9.	Voting Rights	27
(a)	Right to Designate Preferred Stock Directors	27
(b)	Voting and Consent Rights of the Preferred Stock Directors with Respect to Specified Matters	28
(c)	Voting and Consent Rights of the Holders with Respect to Specified Matters	29
(d)	No Limitation on Stockholders’ Rights Plans	31
(e)	Right to Vote with Holders of Common Stock on an As-Converted Basis	31
(f)	Procedures for Voting and Consents	31
Section 10.	Conversion	32
(a)	Generally	32
(b)	Conversion at the Option of the Holders	32
(c)	Mandatory Conversion at the Company’s Election.	33
(d)	Conversion Procedures	34
(e)	Settlement upon Conversion	35
(f)	Conversion Price Adjustments	35
(g)	Voluntary Conversion Price Decreases	38
(h)	Effect of Common Stock Change Event	38
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	40
(a)	Equitable Adjustments to Prices	40
(b)	Reservation of Shares of Common Stock	40
(c)	Status of Shares of Common Stock	40
(d)	Taxes Upon Issuance of Common Stock	41
Section 12.	Term	41
Section 13.	No Preemptive Rights	41
Section 14.	Information and Access Rights	41
Section 15.	Tax Treatment	42
Section 16.	Calculations	42
(a)	Schedule of Calculations	42
(b)	Calculations Aggregated for Each Holder	42
Section 17.	Notices	42
Section 18.	Waiver and Exercise of Certain Rights	43
Section 19.	Legally Available Funds	43
Section 20.	No Other Rights	43

Exhibits
Exhibit A:	Form of Preferred Stock Certificate	A-1

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Certificate of Designations

Series A Convertible Participating Preferred Stock

On June 10, 2020, the Board of Directors of Emerald Holding, Inc., a Delaware corporation (the “Company”), pursuant to Section 151 of the General Corporation Law of the State of Delaware, adopted the following resolution:

RESOLVED that, pursuant to the authority vested in the Board of Directors in the Certificate of Incorporation, and in accordance with the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Participating Preferred Stock,” and having a par value of $0.01 per share and an initial number of authorized shares equal to 71,446,346, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1 DEFINITIONS

“Accreted Liquidation Preference” means, with respect to each share of Convertible Preferred Stock, an amount initially equal to the Liquidation Preference per share of Convertible Preferred Stock; and as of any particular date an amount equal to the initial Liquidation Preference as adjusted pursuant to Section 5(a)(ii)(1).

“Accretion Amount” has the meaning set forth in Section 5(a)(i)(1).

“Activist Investor” means, as of the date of a proposed transfer of any shares of Convertible Preferred Stock or shares of Common Stock issuable upon conversion thereof in accordance with Section 3(f), any Person identified on the most recently available “SharkWatch 50” list (or, if the “SharkWatch 50” list is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any Person who, to the knowledge of the transferor, is an Affiliate of any Person on such list.

“Adjusted EBITDA” means the Company’s “Adjusted EBITDA” as reported in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, as applicable at the time of the relevant measurement, as adjusted to reflect the pro forma effect of any acquisitions or dispositions by the Company or its Subsidiaries during the applicable period.

“Affiliate” has the meaning set forth in Rule 144.

“Aggregate Accreted Liquidation Preference” means, with respect to any Holder as of any particular date, the product of (i) the total number of shares of Preferred Stock held by such Holder as of such date (or, in the case of a partial Redemption or partial Conversion, the number of shares being redeemed or converted) to which any Redemption or Conversion applies and (ii) the Accreted Liquidation Preference.

“Beneficial Owner” or “Beneficially Own” have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act.

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“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Bylaws” means the Company’s Second Amended and Restated Bylaws, as the same may be amended or modified from time to time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended to date, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or Onex Partners V Stockholders or any Affiliates of Onex Partners V Stockholders, becoming the direct or indirect Beneficial Owner of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; or

(b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Person or Persons that directly or indirectly Beneficially Owned all classes of the Company’s common equity immediately before such transaction directly or indirectly Beneficially Own, immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

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For the purposes of this definition, any transaction or event that satisfies the descriptions set forth in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso).

“Change of Control Notice” has the meaning set forth in Section 8(e).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Change of Control Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

“Change of Control Repurchase Right” has the meaning set forth in Section 8(a).

“Change of Control Trigger Date” means the first date from and after the Initial Issue Date on which no “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) Beneficially Owns in excess of fifty percent (50%) of the Common Stock on an as-converted basis.

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 10(h).

“Common Stock Change Event” has the meaning set forth in Section 10(h)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion or an Optional Conversion after receipt of a Redemption Notice or in connection with a Redemption if:

(a) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued upon such Optional Conversion of any share of Convertible Preferred Stock that is subject to such Redemption (i) will, when issued, be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on The New York Stock Exchange; and

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(b) (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange.

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means Emerald Holding, Inc., a Delaware corporation.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” initially means $3.52; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price as of immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Deemed Liquidation Event” has the meaning set forth in Section 6(a).

“Degressive Calculation Date” means, with respect to any Degressive Issuance, the date of such Degressive Issuance.

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Depositary” means The Depository Trust Company or its successor.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.

“Dividend Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

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“Dividend Payment Date” means each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a) in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Common Stock; and

(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i) numerator is equal to the sum, without duplication, of (x) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire all of the shares of Common Stock underlying such Equity-Linked Securities; and

(ii) denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w) for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Price, an issuance of additional Equity-Linked Securities;

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(y) for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share (s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights to acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any Capital Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of shares of Common Stock, options to purchase shares Common Stock, or any other form of equity-based or equity-related awards (including restricted stock units), to employees, prospective employees who have accepted an offer of employment, directors or consultants of the Company or any of its Subsidiaries pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; and (e) the Company’s issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion of the Convertible Preferred Stock. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

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“Fair Market Value” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10(f)(i)(2).

“GAAP” means the generally accepted accounting principles in the United States.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Act Trigger Date” means the earlier of the date of expiration or early termination of the applicable waiting period under the HSR Act applicable to the Onex Partners V Stockholders.

“Indebtedness” means (i) all obligations of the Company or any of its Subsidiaries for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of the Company or any of its Subsidiaries evidenced by bonds, debentures, notes or similar instruments, (iii) all letters of credit and letters of guaranty in respect of which the Company or any of its Subsidiaries is an account party, (iv) all securitization or similar facilities of the Company or any of its Subsidiaries and (v) all guarantees by the Company or any of its Subsidiaries of any of the foregoing.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing selected by the Company; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Initial Issue Date” means June 29, 2020.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

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“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Liquidation Preference” means five dollars and sixty cents ($5.60) per share of Convertible Preferred Stock.

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Threshold Price Percentage” means one hundred and seventy-five percent (175%).

“Mandatory Conversion Trigger Date” means the date that is the three (3)-year anniversary of the Initial Issue Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

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“Officer” means the Chief Executive Officer, the Chief Financial Officer, General Counsel, the Secretary or any Vice-President of the Company (which in any case may be on an interim basis).

“Onex Partners V Stockholders” means the Purchaser (as defined in the Investment Agreement, dated June 10, 2020, by and among the Company and the other Persons party thereto).

“Open of Business” means 9:00 a.m., New York City time.

“Open Seats” has the meaning set forth in Section 9(a)(i).

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Percentage” means, as of the applicable measurement date, a percentage equal to (i) the aggregate number of shares of Common Stock issuable upon the conversion of all of the then-outstanding shares of Convertible Preferred Stock divided by (ii) the sum of (a) the aggregate number of then-outstanding shares of Common Stock plus (b) the aggregate number of shares of Common Stock issuable upon the conversion of all of the then-outstanding shares of Convertible Preferred Stock.

“Preferred Stock Director” has the meaning set forth in Section 9(a)(i).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

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“Redemption” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(e), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(g).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(g).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(f).

“Redemption Trigger Date” means the date that is the six (6)-year anniversary of the Initial Issue Date.

“Reference Property” has the meaning set forth in Section 10(h)(i).

“Reference Property Unit” has the meaning set forth in Section 10(h)(i).

“Register” has the meaning set forth in Section 3(e).

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the listing rules of the New York Stock Exchange with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The New York Stock Exchange, approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 10(f) or Section 10(g), as applicable.

“Return Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th and December 31 of each year, beginning on September 30, 2020 (or beginning on such other date specified in the Certificate representing such share).

“Return Period” means, in the case of each Return Period, from, and including, a Return Payment Date (or in the case of the first Return Period, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

“Return Rate” means seven percent (7.0%) per annum.

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“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(h)(ii).

“Total Number of Directors” means, at any given time, the total number of directors comprising the Board of Directors (including any unfilled vacancies on the Board of Directors at such time).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company N.A. or its successor.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as reported on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor).

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“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2. RULES OF CONSTRUCTION

For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “including” means “including without limitation”;

(c) “will” expresses a command;

(d) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(g) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(h) the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3. THE CONVERTIBLE PREFERRED STOCK

(a) Designation; Par Value

A series of stock of the Company titled the “Series A Convertible Participating Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.01 per share.

(b) Number of Authorized Shares

The total authorized number of shares of Convertible Preferred Stock is seventy-one million, four hundred forty-six thousand, three hundred and forty-six (71,446,346); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

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(c) Form, Dating and Denominations

(i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock may bear notations, legends or endorsements required by law, stock exchange rule or usage, the Investment Agreement or the Depositary.

(ii) Certificates.

(1) Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures.

(2) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii) No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv) Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d) Delay When Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

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(e) Register

The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive, and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(f) and any other contractual restrictions on transfers of the Convertible Preferred Stock by any Holder thereof, Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2) No Service Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(g) or Section 3(n) not involving any transfer (and, provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Company; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(d)).

(3) No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

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(ii) Transfers to Activist Investors Prohibited. Notwithstanding anything to the contrary in this Certificate of Designations, no Holder shall transfer, directly or indirectly (including through any hedging or derivative transactions), without the consent of the Board of Directors (provided in accordance with Section 18), any share of Convertible Preferred Stock to any Activist Investor who would Beneficially Own five percent (5%) or more of the outstanding shares of Common Stock on an as-converted basis after such transfer; provided; however, that the foregoing shall not restrict a transfer in (a) underwritten offerings or underwritten block trades in which such member instructs the managing underwriter(s) not to transfer any shares to any transferee that would be known to qualify as an Activist Investor pursuant to this paragraph and who would Beneficially Own five percent (5%) or more of the outstanding shares of Common Stock on an as-converted basis after such transfer and (b) ordinary brokerage transactions on the open market where the identity of the transferee is not prearranged. Any attempted transfer in violation of this Section 3(f)(ii) shall be null and void ab initio and the Company shall not be required to give any effect thereto.

(iii) Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1) that has been surrendered for conversion;

(2) that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3) as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(g) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption

(i) Partial Conversions of Certificates and Partial Repurchases of Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible

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Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(m).

(ii) Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(g)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(g)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(m) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(k); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; and (y) are registered in the name of such Holder.

(h) Status of Retired Shares

Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share shall be retired and shall resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(i) Replacement Certificates

If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

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(j) Registered Holders

Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(k) Cancellation

The Company may at any time deliver certificates representing the Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all certificates representing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(l) Shares Held by the Company or its Subsidiaries

Without limiting the generality of Section 3(m), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(m) Outstanding Shares

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that are outstanding on the Company’s Register, which will exclude those shares of Convertible Preferred Stock that have theretofore been (1) surrendered to the Company or the Transfer Agent for cancellation; (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(m).

(ii) Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(i), then the Certificate representing such share shall be cancelled at the time of such replacement.

(iii) Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Company has irrevocably segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.

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(iv) Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has irrevocably segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 19.

(v) Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding; (2) the Accretion Amount will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 19.

(n) Notations and Exchanges

Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(n) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4. RANKING

The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

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Section 5. ACCRETING RETURN

(a) Generally

(i) Accreting Return.

(1) Accumulation and Payment of Accretion Amount. The Convertible Preferred Stock will accumulate an accreting return at a rate per annum equal to the Return Rate on the Accreted Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such accreting return that accumulates on the Convertible Preferred Stock pursuant to this sentence, the “Accretion Amount”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Accretion Amount will be payable quarterly in arrears on each Return Payment Date. The Accretion Amount on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which the Accretion Amount has been paid (or, if no Accretion Amount has been paid, from, and including, the Initial Issue Date) to, but excluding, the next Return Payment Date.

(2) Computation of Accumulated Accretion Amount. The accumulated Accretion Amount will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Accretion Amount on each share of Convertible Preferred Stock will accrue on the Accreted Liquidation Preference of such share as of immediately before the Close of Business on the preceding Return Payment Date (or, if there is no preceding Return Payment Date, on the Initial Issue Date of such share).

(ii) Treatment of Accretion Amount on Return Payment Date

(1) Generally. Until July 1, 2023, the Accretion Amount will be paid on the Convertible Preferred Stock on each Return Payment Date by adding (without duplication), effective immediately before the Close of Business on such Return Payment Date, to the Accreted Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time, an amount equal to the unpaid Accretion Amount that has accumulated on such share to, but excluding, such Return Payment Date. Such payment and addition will occur automatically, without the need of any action on the part of the Company or any other Person. On and after July 1, 2023, the Company may, at its option, pay the accumulated and unpaid Accretion Amount on the Convertible Preferred Stock in cash on any Return Payment Date; provided, however, if as of the Close of Business on any Return Payment Date, the Company has not paid all or any portion of the Accretion Amount that has accumulated on the Convertible Preferred Stock in respect of the Return Period ending on, but excluding, such Return Payment Date, then such Accretion Amount (or, if applicable, the portion thereof) not paid in cash will (without duplication) be added, effective immediately before the Close of Business on the related Return Payment Date, to the Accreted Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

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(2) Construction. Any Accretion Amount which is added to the Accreted Liquidation Preference pursuant to Section 5(a)(ii)(1) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b) Participating Dividends

(i) Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii) Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(1), as to which Section 10(h) or Section 10(f)(i)(1), respectively, will apply.

(iii) Treatment of Participating Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion. If the Redemption Date, Change of Control Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

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Section 6. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP

(a) Generally

If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (a “Deemed Liquidation Event”), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each Holder of Convertible Preferred Stock will be entitled to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i) the Aggregate Accreted Liquidation Preference (including any accumulated and unpaid Accretion Amount on such Holder’s shares of Convertible Preferred Stock to, but excluding, the date of such payment); and

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such Holder’s shares of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation

For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute a Deemed Liquidation Event, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7. RIGHT OF THE COMPANY TO REDEEM THE CONVERTIBLE PREFERRED STOCK

(a) No Right to Redeem Before the Redemption Trigger Date

Subject to Section 7(c), the Company may not redeem the Convertible Preferred Stock at its option at any time before Redemption Trigger Date.

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(b) Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date

Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all, but not less than all, of the Convertible Preferred Stock, at any time, on a Redemption Date on or after Redemption Trigger Date, for a cash purchase price equal to the Redemption Price specified in Section 7(f).

(c) Right to Redeem the Convertible Preferred Stock in the Event of a Change of Control before Redemption Trigger Date

Upon a Change of Control, subject to the terms of this Section 7, the Company shall have the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all, but not less than all, of the Convertible Preferred Stock for a cash purchase price equal to the Redemption Price specified in Section 7(f).

(d) Redemption Prohibited in Certain Circumstances

The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied and will be satisfied on the Redemption Date.

(e) Redemption Date

The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(f) Redemption Price

(i) The Redemption Price for any share of Convertible Preferred Stock to be repurchased in a Redemption pursuant to Section 7(b) is an amount in cash equal to (x) the Accreted Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption (including any accumulated and unpaid Accretion Amount on such share) multiplied by (y) (A) if the Redemption Date occurs at any time on or after the six (6)-year anniversary of the Initial Issue Date but prior to the seven (7)-year anniversary of the Initial Issue Date, one hundred five percent (105%), (B) if the Redemption Date occurs at any time on or after the seven (7)-year anniversary of the Initial Issue Date but prior to the eight (8)-year anniversary of the Initial Issue Date, one hundred three percent (103%), or (C) if the Redemption Date occurs at any time on or after the eight (8)-year anniversary of the Initial Issue Date, one hundred percent (100%).

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(ii) The Redemption Price for any share of Convertible Preferred Stock to be repurchased in a Redemption pursuant to Section 7(c) is an amount in cash equal to (x) the Accreted Liquidation Preference of such share at the Close of Business on the Redemption Date for such Redemption (including any accumulated and unpaid Accretion Amount on such share) plus (y) the amount equal to the net present value (calculated using the Company’s weighted average cost of capital, as computed by an independent appraiser selected by the Company and approved by a majority of the Preferred Stock Directors) of the sum of all Accretion Amounts that would otherwise be payable on such share on and after the applicable Redemption Date to and including the Redemption Trigger Date (and assuming such Accretion Amounts were paid in cash to the extent permitted by this Certificate of Designations).

(g) Redemption Notice

To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i) that such share has been called for Redemption;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per share of Convertible Preferred Stock;

(iv) that Convertible Preferred Stock called for Redemption may be converted pursuant to Section 10 at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(v) the Conversion Price in effect on the Redemption Notice Date for such Redemption.

(h) Payment of the Redemption Price

The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 8. RIGHT OF HOLDERS UPON A CHANGE OF CONTROL

(a) Generally

Subject to the other terms of this Section 8, in connection with a Change of Control, each Holder will have the right, at its election, to (i) convert all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock in an Optional Conversion pursuant to Section 10(b), or (ii) if such Change of Control occurs after the Change of Control Trigger Date, require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s

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Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a cash purchase price equal to the Change of Control Repurchase Price (the “Change of Control Repurchase Right”); provided, that, to the extent a Holder exercises its Change of Control Repurchase Right, the Company shall have the right, but not the obligation, prior to repurchasing the shares of Convertible Preferred Stock that are subject to the Change of Control Repurchase Right, to make payment in full of any outstanding and unpaid principal and interest amounts on the Company’s existing Amended and Restated Credit Agreement, dated as of May 22, 2017, as amended.

(b) Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions

Notwithstanding anything to the contrary in this Section 8, but subject to Section 19, (i) the Company will not be obligated to pay the Change of Control Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control, then (1) the Company will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) the Company will cause all such shares as to which the Change of Control Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control after the Change of Control Trigger Date unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding.

(c) Change of Control Repurchase Date

The Change of Control Repurchase Date for any Change of Control after the Change of Control Trigger Date will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e).

(d) Change of Control Repurchase Price

The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control is an amount in cash equal to the Accreted Liquidation Preference for such share at the Close of Business on such Change of Control Repurchase Date (including any accumulated and unpaid Accretion Amount on such share as of such date).

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(e) Change of Control Notice

On or before the twentieth (20th) Business Day prior to the effective date of a Change of Control after the Change of Control Trigger Date (or, if later, promptly after the Company discovers that a Change of Control may occur), the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”). Such Change of Control Notice must state:

(i) briefly, the events causing such Change of Control;

(ii) the expected effective date of such Change of Control;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv) the Change of Control Repurchase Date for such Change of Control;

(v) the Change of Control Repurchase Price per share of Convertible Preferred Stock;

(vi) the Conversion Price in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control;

(vii) that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price;

(viii) that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations; and

(ix) that the Holder’s Convertible Preferred Stock may instead be converted in an Optional Conversion pursuant to Section 10(b) at any time before the Close of Business on the Business Day immediately before the Change of Control Repurchase Date for such Change of Control.

(f) Procedures to Exercise the Change of Control Repurchase Right

(i) Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock in connection with a Change of Control, the Holder thereof must deliver to the Company:

(1) before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

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(2) such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more Physical Certificates.

(ii) Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3) that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii) Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2) the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3) the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and Physical Certificates in respect of such share(s) have been surrendered to the Company, then such Physical Certificates will be returned to the Holder thereof.

(g) Payment of the Change of Control Repurchase Price

Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Repurchase Date; and (ii) the date the Certificate in respect of such share is tendered to the Transfer Agent or the Company.

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Section 9. VOTING RIGHTS

The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law; provided that, notwithstanding anything to the contrary set forth herein, until the HSR Act Trigger Date, the voting rights set forth in this Section 9 shall only apply to the Convertible Preferred Stock held by Holders other than Onex Partners V Stockholders and Affiliates of Onex Partners V Stockholders.

(a) Right to Designate Preferred Stock Directors

(i) Generally. The Holders, voting exclusively as a single class, shall have the right to elect directors to the Board of Directors (such directors elected by the Holders, the “Preferred Stock Directors”), as follows:

(1) For so long as the Preferred Percentage is greater than or equal to fifty percent (50%), the Holders shall have the right to elect five (5) Preferred Stock Directors;

(2) For so long as the Preferred Percentage is less than fifty percent (50%) but greater than or equal to forty percent (40%), the Holders shall have the right to elect four (4) Preferred Stock Directors;

(3) For so long as the Preferred Percentage is less than forty percent (40%) but greater than or equal to thirty percent (30%), the Holders shall have the right to elect three (3) Preferred Stock Directors;

(4) For so long as the Preferred Percentage is less than thirty percent (30%) but greater than or equal to twenty percent (20%), the Holders shall have the right to elect two (2) Preferred Stock Directors; and

(5) For so long as the Preferred Percentage is less than twenty percent (20%) but greater than or equal to ten percent (10%), the Holders shall have the right to elect one (1) Preferred Stock Director;

provided, however, that if, at any annual meeting of stockholders on or after the HSR Act Trigger Date, the sum of the number of directors whose term is expiring at such annual meeting plus the number of vacancies on the Board of Directors (the “Open Seats”) is less than the number of Preferred Stock Directors that the Holders are entitled to elect pursuant to this Section 9(a)(i), then the Holders shall have the right to elect a number of Preferred Stock Directors equal to the number of Open Seats.

(ii) Adjustments to Number of Preferred Stock Directors. The number of Preferred Stock Directors that the Holders are entitled to elect pursuant to Section 9(a)(i) shall be adjusted as necessary from time to time to assure that, at all times, (x) there are at least two (2) directors on the Board of Directors that are elected by the holders of the Common Stock and the Holders, voting together on an as-converted basis, and (y) whenever the Preferred Percentage is less than forty percent (40%), at least a majority of the Total Number of Directors are elected by the holders of the Common Stock and the Holders, voting together on an as-converted basis.

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(iii) Removal and Vacancies of Preferred Stock Directors.

(1) Removal. At any time, any Preferred Stock Directors may be removed from office either (A) with cause in accordance with applicable law; or (B) with or without cause by the affirmative vote or consent of Holders, voting exclusively as a single class, representing a majority of the voting power of the outstanding shares of Convertible Preferred Stock.

(2) Filling Vacancies. Any vacancy in the office of a Preferred Stock Director, subject to the satisfaction of the applicable Preferred Percentage at such time, may be filled by (A) the affirmative vote of the Holders, voting exclusively as a single class, representing a majority of the voting power of the outstanding shares of Convertible Preferred Stock, or (B) the affirmative vote or consent of a majority of the Preferred Stock Directors.

(iv) The Right to Call a Special Meeting to Elect the Preferred Stock Directors. For so long as the Holders have the right to elect at least one (1) Preferred Stock Director pursuant to Section 9(a)(i), Holders representing at least a majority of the voting power of the Convertible Preferred Stock will have the right to call a special meeting of stockholders for the election of the Preferred Stock Directors (including an election to fill any vacancy in the office of any Preferred Stock Director). Such right may be exercised by written notice, executed by such Holders and delivered to the Company at its principal executive offices. Notwithstanding anything to the contrary in this Section 9(a)(iv), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

(b) Voting and Consent Rights of the Preferred Stock Directors with Respect to Specified Matters

(i) Generally. For so long as the Preferred Percentage is greater than (30%), each following event will require, and cannot be effected without, the approval of a majority of the Preferred Stock Directors:

(1) the incurrence of any new Indebtedness by the Company or any of its Subsidiaries that, at the time of and after giving effect to such incurrence, (A) if the Company’s Adjusted EBITDA is less than $100,000,000, would result in the Company’s ratio of consolidated gross Indebtedness to Adjusted EBITDA for the most recent trailing twelve-month period exceeding 4.50x or (B), if the Company’s Adjusted EBITDA is greater than or equal to $100,000,000, would result in the Company’s ratio of consolidated net Indebtedness to Adjusted EBITDA for the most recent twelve-month period exceeding 4.50x (provided, that, in the case of each of clauses (A) and (B), the foregoing shall not restrict any drawing on or borrowing of committed amounts under the senior secured revolving credit facility under the Company’s existing Amended and Restated Credit Agreement dated as of May 22, 2017);

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(2) the redemption, repurchase or other acquisition of any Dividend Junior Stock or Liquidation Junior Stock by the Company or any of its Subsidiaries (provided that the foregoing shall not restrict (i) any repurchase, redemption or other acquisition of any shares of Dividend Junior Stock or Liquidation Junior Stock in connection with any employment contract, benefit plan or other arrangement with or for the benefit of any current or former employee, officer, director, advisor or consultant of the Company or any of its Subsidiaries; (ii) any repurchase, redemption or other acquisition of any shares of Dividend Junior Stock or Liquidation Junior Stock for any other class or series of Dividend Junior Stock (in the case of Dividend Junior Stock) or Liquidation Junior Stock (in the case of Liquidation Junior Stock); or (iii) any repurchase, redemption or other acquisition pursuant to the exercise of Company stock options or the forfeiture or withholding of taxes with respect to Company stock options, Company restricted shares or Company restricted stock units);

(3) (A) the purchase or acquisition of any Capital Stock or assets of any Person or (B) the sale, lease, transfer or other disposition of any assets of the Company or its Subsidiaries or any Capital Stock of any Subsidiary of the Company, in each case, in any individual transaction or series of related transactions with a value in excess of one hundred million dollars ($100,000,000) in the aggregate;

(4) the hiring, promotion, demotion or termination of the Chief Executive Officer (whether on an interim basis or otherwise) of the Company; or

(5) (A) any liquidation, dissolution, winding-up, reorganization or other similar transaction, in each case, with respect to the Company or any of its Subsidiaries or (B) any voluntary bankruptcy, assignment for the benefit of creditors, consent to the appointment of a custodian, receiver, trustee or liquidator with similar powers with respect to property, any voluntary filing or commencement of proceedings under bankruptcy or insolvency laws, or any similar transaction, in each case, by the Company or any of its Subsidiaries.

(ii) Size of Board. For so long as the Preferred Percentage is greater than fifty percent (50%), the Total Number of Directors shall not be increased to greater than nine (9) or decreased, in each case, without the approval of a majority of the Preferred Stock Directors.

(c) Voting and Consent Rights of the Holders with Respect to Specified Matters

(i) Generally. Subject to the other provisions of this Section 9(c), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, voting exclusively as a single class, representing a majority of the voting power of the outstanding shares of Convertible Preferred Stock:

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(1) any amendment or modification of the Certificate of Incorporation (including pursuant to any certificate of designations authorized by the Board of Directors) to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2) any amendment, modification or repeal of any provision of the Certificate of Incorporation, Bylaws or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(c)(ii));

(3) the voluntary deregistration of the Convertible Preferred Stock or the Common Stock under the Exchange Act or the delisting of the Common Stock from The New York Stock Exchange (other than in connection with a Change of Control in which the Common Stock converts into the right to receive only cash consideration or listed common securities of the acquirer or a combination thereof);

(4) the declaration or payments of any dividends or distributions on the Common Stock, unless at the time of payment of any such dividends or distributions, the entirety of the accumulated and unpaid Accretion Amount from the last Return Payment Date through such date has been, or concurrently therewith will be, paid in full in cash (it being understood that no such dividend or distribution shall be declared until July 1, 2023 as the Accretion Amount may not be paid in cash prior to such date); or

(5) the issuance of any Capital Stock or Equity-Linked Securities (including convertible Indebtedness) of the Company or any of its Subsidiaries, in each case, if such Capital Stock or Equity-Linked Securities have rights to payments or distributions in which the shares of Convertible Preferred Stock would not participate on a pro-rata, as-converted basis; provided, that this limitation shall not apply to any such securities issued by a wholly owned Subsidiary of the Company to only the Company or another wholly owned Subsidiary of the Company.

(ii) Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(c), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith.

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(d) No Limitation on Stockholders’ Rights Plans

Nothing in the foregoing Section 9(b) or Section 9(c) shall be deemed to limit the ability of the Board of Directors to adopt a customary stockholders’ rights plan in accordance with applicable law with respect to rights to purchase Preferred Stock that is Dividend Junior Stock and Liquidation Junior Stock.

(e) Right to Vote with Holders of Common Stock on an As-Converted Basis

Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, solely for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to cast a number of votes on such matter equal to the number of votes such Holder would have been entitled to cast if such Holder were the holder of record, as of the record date or, if there is no record date, other relevant date for such matter, of a number of shares of Common Stock equal to the whole number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted pursuant to an Optional Conversion with a Conversion Date occurring on such record date or, if there is no record date, other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, no Holder of Convertible Preferred Stock will be treated as the holder of the shares of Common Stock issuable upon conversion of such Convertible Preferred Stock before the time set forth in Section 10(d)(iv) in connection with the conversion of such Convertible Preferred Stock.

(f) Procedures for Voting and Consents

(i) Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of Preferred Stock Directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(e), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(e) (other than any limitation applicable to holders of Common Stock in respect of action by written consent). Without limiting the foregoing, the Persons calling any special meeting of stockholders pursuant to Section 9(a)(iv) will, at their election, be

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entitled to specify one or more Preferred Stock Director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any Preferred Stock Director (including an election to fill any vacancy in the office of any Preferred Stock Director).

(ii) Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii) Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to this Section 9 and Section 10(g) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10. CONVERSION

(a) Generally

Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b) Conversion at the Option of the Holders

(i) Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of this Section 10, Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time after the Initial Issue Date; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations and in addition to any other requirements for Optional Conversion of such shares of Convertible Preferred Stock,

(1) if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations;

(2) shares of Convertible Preferred Stock that are called for Redemption by the Company pursuant to Section 7 may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, after such time as the Company pays such Redemption Price in full); and

(3) shares of Convertible Preferred Stock that are subject to Mandatory Conversion pursuant to Section 10(c) may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

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(ii) Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii) Conversion Conditioned on HSR Act Trigger Date. Notwithstanding anything to the contrary in this Certificate of Designations, until the HSR Act Trigger Date the conversion provisions of this Section 10 shall only be permitted for conversions of Convertible Preferred Stock held by Holders other than Onex Partners V Stockholders and any Affiliates of Onex Partners V Stockholders.

(c) Mandatory Conversion at the Company’s Election.

(i) Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the Mandatory Conversion Trigger Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, or any whole number of shares that is less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds the product of the Mandatory Conversion Threshold Price Percentage and the Conversion Price on each of at least twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion. In the event that the Mandatory Conversion is exercised with respect to shares of Convertible Preferred Stock representing less than all shares of Convertible Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Company on a pro rata basis based on the then-outstanding shares of Convertible Preferred Stock.

(ii) Mandatory Conversion Prohibited in Certain Circumstances. At no time shall the Company exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Liquidity Conditions are satisfied with respect to such Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iii) Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv) Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

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Such Mandatory Conversion Notice must state:

(1) that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares;

(2) the number of shares of Convertible Preferred Stock for which the Company is exercising its Mandatory Conversion Right;

(3) the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(4) that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(5) the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d) Conversion Procedures

(i) Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii) Requirements for Holders to Exercise Optional Conversion Right.

(1) Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company a Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Company as a result of a Holder requesting that shares be registered in a name other than such Holder’s name as described in Section 11(d).

(2) Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

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(iii) No Adjustments for Accumulated Accretion Amount. Without limiting any adjustments to the Accreted Liquidation Preference required by this Certificate of Designations, the Conversion Price will not be adjusted to account for any accumulated and unpaid Accretion Amount on any Convertible Preferred Stock being converted.

(iv) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e) Settlement upon Conversion

(i) Generally. Subject to Section 10(e)(ii) and Section 16(b), the consideration due upon settlement of the conversion of the shares of Convertible Preferred Stock subject to conversion will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (A) the aggregate Accreted Liquidation Preference for the shares of Convertible Preferred Stock subject to conversion (including any accumulated and unpaid Accretion Amount on such shares) by (B) the Conversion Price, in each case, as of immediately before the Close of Business on the Conversion Date for such conversion.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 16(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii) Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f) Conversion Price Adjustments

(i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(h) will apply), then the Conversion Price will be adjusted based on the following formula:

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where:

CP0 = the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1 = the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Degressive Issuances. If, at any time, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Fair Market Value as of the Degressive Calculation Date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then the Conversion Price will be adjusted based on the following formula:

where:

CP0 = the Conversion Price in effect immediately before the Close of Business on the Degressive Calculation Date for such Degressive Issuance;

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CP1 = the Conversion Price in effect immediately after the Close of Business on such Degressive Calculation Date for such Degressive Issuance;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such Degressive Calculation Date for such Degressive Issuance;

X = the total number of shares of Common Stock issuable pursuant to such Degressive Issuance; and

Y = the number of shares of Common Stock equal to the aggregate price of such Degressive Issuance divided by the Fair Market Value as of the Degressive Calculation Date for such Degressive Issuance.

provided, however, that (A) the Conversion Price will not be adjusted pursuant to this Section 10(f)(i)(2) as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Price be increased pursuant to this Section 10(f)(i)(2).

For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Price.

(ii) No Other Required Adjustments. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i).

(iii) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(iv) Limitation on Degressive Issuance Conversion Price Decreases. Notwithstanding anything in this Section 10(f) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Company may not decrease the Conversion Price pursuant to Section 10(f)(2) to the extent such decrease would cause the Conversion Price to be less than $3.23 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

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(v) Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward to the next 1/1,000th).

(vi) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g) Voluntary Conversion Price Decreases

(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Holders, voting exclusively as a single class, representing a majority of the voting power of the outstanding shares of Convertible Preferred Stock.

(ii) Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(iii) Limitation on Voluntary Conversion Price Decreases. Notwithstanding anything in this Section 10(g) to the contrary, unless and until the Requisite Stockholder Approval is obtained, the Company may not decrease the Conversion Price pursuant to Section 10(g)(i) to the extent such decrease would cause the Conversion Price to be less than $3.23 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

(h) Effect of Common Stock Change Event

(i) Generally. If there occurs any:

(1) recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

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(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A) from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B) for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

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(ii) Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(h); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(h)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iii) Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.

Section 11. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK

(a) Equitable Adjustments to Prices

Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock

The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock

Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person

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to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock

The Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12. TERM

Except as provided in this Certificate of Designations (including in Section 7 hereof), the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 13. NO PREEMPTIVE RIGHTS

Without limiting the rights of any Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 14. INFORMATION AND ACCESS RIGHTS

With respect to any Holder that Beneficially Owns at least twenty-five percent (25%) of the outstanding shares of Common Stock (on an as-converted basis assuming the conversion of all of such Holder’s shares of Convertible Preferred Stock) and has executed a confidentiality or non-disclosure agreement reasonably acceptable to the Company, the Company shall:

(a) provide to such Holder quarterly financial statements as soon as reasonably practicable after they become available but no later than the later of (i) forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company and (ii) the applicable filing deadlines under SEC rules, prepared in accordance with GAAP as in effect from time to time, which such financial statements shall include the consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of operations, income, changes in shareholders’ equity and cash flow; provided, that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC;

(b) provide to such Holder audited (by a nationally recognized accounting firm) annual financial statements as soon as reasonably practicable after they become available but no later than the later of (i) ninety (90) days after the end of each fiscal year of the Company and (ii) the applicable filing deadline under SEC rules, prepared in accordance with GAAP as in effect from time to time, which such financial statements shall include the consolidated balance sheet of the

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Company and its Subsidiaries and the related consolidated statements of operations, income, changes in shareholders’ equity and cash flow; provided, that this requirement shall be deemed to have been satisfied if, on or prior to such date, the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC; and

(c) upon reasonable request by such Holder, permit such Holder and its representatives to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy (at the Holder’s expense) the books and records of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company with the Company’s directors, Chief Executive Officer and Chief Financial Officer and, if approved by the Company’s Chief Executive Officer or Chief Financial Officer (which approval shall not be unreasonably withheld, conditioned or delayed), the managers and independent accountants of the Company and its Subsidiaries; provided, that the Company shall have the right to have its Chief Financial Officer present at any meetings with the Company’s independent accountants and that the Company shall be obligated to satisfy any such request only on Business Days and during ordinary business hours.

Section 15. TAX TREATMENT

Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); and (b) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code. The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 16. CALCULATIONS

(a) Schedule of Calculations

The Company will provide a schedule of any calculations called for under this Certificate of Designations or the Convertible Preferred Stock to any Holder upon reasonable written request.

(b) Calculations Aggregated for Each Holder

The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 17. NOTICES

The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of

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receipt from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service to the Holders’ respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

Section 18. WAIVER AND EXERCISE OF CERTAIN RIGHTS

All decisions of the Board of Directors pertaining to the exercise or waiver of any of the Company’s rights relating to the Convertible Preferred Stock under this Certificate of Designations (including but not limited to rights to redeem or force conversion of the Convertible Preferred Stock and the determinations of the Conversion Price, the Effective Price, the Last Reported Sale Prices, accumulated Accretion Amount on the Convertible Preferred Stock and Fair Market Value under this Certificate of Designations) shall be determined solely by (i) a majority of the members of the Board of Directors who are not employees of the Company or any of its Subsidiaries and who are unaffiliated with, and otherwise independent of, the Onex Partners V Stockholders or (ii) a special committee comprised solely of such members of the Board of Directors.

Section 19. LEGALLY AVAILABLE FUNDS

Without limiting the rights of any Holder (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company shall pay the deficiency promptly after funds thereafter become legally available therefor.

Section 20. NO OTHER RIGHTS

The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

EMERALD HOLDING, INC.

By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: General Counsel and Corporate Secretary

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

Emerald Holding, Inc.

Series A Convertible Participating Preferred Stock

Certificate No.    [___]

Emerald Holding, Inc., a Delaware corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s Series A Convertible Participating Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Emerald Holding, Inc. has caused this instrument to be duly executed as of the date set forth below.

EMERALD HOLDING, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

EMERALD HOLDING, INC.

Series A Convertible Participating Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1. Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(j) of the Certificate of Designations.

2. Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

3. Accreting Return. The Convertible Preferred Stock will accumulate an accreting return that will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

4. Accreted Liquidation Preference. The Accreted Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Liquidation Preference per share of Convertible Preferred Stock and as of any particular date equal to the initial Liquidation Preference as adjusted pursuant to Section 5(a)(ii)(1) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

5. Right of the Company to Redeem the Convertible Preferred Stock. The Company will have the right to redeem the Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

6. Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

7. Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

8. Countersignature. The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

9. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Emerald Holding, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

Attention: Chief Financial Officer

CONVERSION NOTICE

EMERALD HOLDING, INC.

Series A Convertible Participating Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	*shares of Convertible Preferred Stock

identified by Certificate No.                 .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

EMERALD HOLDING, INC.

Series A Convertible Participating Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	[2] shares of Convertible Preferred Stock

identified by Certificate No.                 .

The undersigned acknowledges that the Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

[2]	Must be a whole number.

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